As filed with the Securities and Exchange Commission on April 1, 1994

                                                     Registration No. 33-33115



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933



                         AMERICAN GENERAL CORPORATION
            (Exact name of registrant as specified in its charter)

                                     TEXAS
                           (State of incorporation)

                                  74-0483432

                     (I.R.S. Employer Identification No.)

         2929 Allen Parkway, Houston, Texas 77019-2155  (713) 522-1111
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)






                              Jon P. Newton, Esq.
                   Senior Vice President and General Counsel
                         American General Corporation
         2929 Allen Parkway, Houston, Texas 77019-2155  (713) 522-1111
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

Termination of Registration Statement No. 33-33115


1. Brief History of Registration Statement No. 33-33115 (the "Registration Statement"). The purpose of the Registration on Form S-3 of American General Corporation filed January 24, 1990 was to register the continuous offering of 1,000,000 shares (formerly 500,000 shares prior to a 2-for-1 stock split effected as a stock dividend on March 1, 1993) of American General Corporation Common Stock ("Common Stock") pursuant to the American General Corporation Dividend Reinvestment and Stock Purchase Plan.

2. Completion of issuances under the Registration Statement. The registrant has now issued all Common Stock issuable pursuant to the Registration Statement other than 9,834 shares and wishes to expressly terminate the Registration Statement and remove from registration under such registration statement all securities registered thereunder that have not been issued at the time of termination.

3. Termination of the Registration Statement. American General Corporation hereby expressly terminates the Registration Statement concurrently with the filing of this Post-Effective Amendment No. 1, and, as a result, no securities shall be deemed registered under the Registration Statement from and after the time of such filing.

Part II


Item 16.  Exhibits

               The following documents are incorporated by reference herein:

               Exhibit
     Number                                         Description


                 24 Powers of Attorney authorizing Harold S. Hook, Michael J. Poulos, or Kurt G. Schreiber to sign the Registration Statement, including amendments, on behalf of certain Officers and the Directors of American General Corporation (incorporated herein by reference to Exhibit 25 to Registration Statement of American General Corporation on Form S-3 dated January 24, 1990, Registration No. 33-33115).

                                  SIGNATURES

The Registrant

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 31, 1994.

                                                   AMERICAN            GENERAL
CORPORATION


                                                   By:        AUSTIN P. YOUNG
                                                            Austin P. Young
                                                            Senior        Vice
President and Chief Financial Officer



               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                       Signature                        TitleDate


                     HAROLD S. HOOK               Chairman of the Board and
March 31, 1994
                    (Harold S. Hook)               Chief Executive Officer

                    AUSTIN P. YOUNG               Senior Vice President and
March 31, 1994
                   (Austin P. Young)               Chief Financial Officer

                      PAMELA PENNY                Vice      President      and
Controller           March 31, 1994
                     (Pamela Penny)

                   J. EVANS ATTWELL*              Director
                   (J. Evans Attwell)

                   THOMAS D. BARROW*              Director
                   (Thomas D. Barrow)

                                                  Director
                   (Brady F. Carruth)

                W. LIPSCOMB DAVIS, JR.*           Director
                (W. Lipscomb Davis, Jr.)

                       Signature                        TitleDate



                    ROBERT M. DEVLIN              Director
March 31, 1994
                   (Robert M. Devlin)


                                                  Director
                   (Larry D. Horner)


                                                  Director
                (Richard J. V. Johnson)


                                                  Director
                 (Robert E. Smittcamp)


                    JAMES R. TUERFF               Director
March 31, 1994
                   (James R. Tuerff)


                 *By:   KURT G. SCHREIBER
March 31, 1994
         (Kurt G. Schreiber, Attorney-in-fact)

                               INDEX TO EXHIBITS


Exhibit
Number                            Description


 24 Powers of Attorney authorizing Harold S. Hook, Michael J. Poulos, or Kurt G. Schreiber to sign the Registration Statement, including amendments, on behalf of certain Officers and the Directors of American General Corporation (incorporated herein by reference to Exhibit 25 to Registration Statement of American General Corporation on Form S-3 dated January 24, 1990, Registration No. 33-33115).